Exhibit T3B.4

AMENDED AND RESTATED BYLAWS

OF

MOTIENT COMMUNICATIONS INC.

(As of April 24, 2000)

A Delaware Corporation

ARTICLE I.

Offices

SECTION 1.       Registered Office.  The registered office of Motient Communications Inc. (hereinafter called the "Corporation") shall be within the State of Delaware.

SECTION 2.       Other Offices.  The Corporation may also have offices at such place or places as the Board of Directors shall from time to time determine or the business of the Corporation may require.

ARTICLE II.

The Sole Stockholder;
Meetings of The Sole Stockholder

SECTION 1.       The Sole Stockholder.  The sole stockholder of the Corporation shall be Motient Holdings Inc.

SECTION 2.       Place of Meetings.  All meetings of the sale stockholder shall be held at any such place, either within or without the State of Delaware, but within the United States of America, as shall be designated from time to time by the Board of Directors stated in the notice of meeting or in a duly executed waiver thereof.

SECTION 3.       Annual Meeting.  The annual meeting of the sole stockholder for the election of directors and for the transaction of such other business as may come before the meeting shall be held at such time and place as shall be determined by the Board of Directors and stated in the notice of the meeting.

SECTION 4.       Special Meetings.  Special meetings of the sole stockholder, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors, by the sole stockholder or by the President.

SECTION 5.       Notice of Meetings.  Notice of meetings of the sole stockholder shall be given as required by applicable law.

SECTION 6.       Organization.  At every meeting of the sole stockholder, the President or, in their absence or inability to act, the person whom the President shall appoint shall act as chairman of the meeting.  The Secretary or, in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep the minutes thereof.

SECTION 7.       Order of Business.  The order of business at all meetings of the stockholder shall be as determined by the chairman of the meeting.

SECTION 8.       Action by Consent.  Any action required or permitted to be taken at any annual or special meeting of the sole stockholder of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the sole stockholder.

ARTICLE III.

Board of Directors

SECTION 1.       General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

SECTION 2.       Number, Qualifications, Election and Term of Office.  Initially, the Board shall consist of one member.  Upon completion of the organizational steps for the Corporation and the issuance of shares of the Corporation's common stock to Motient Holdings Inc., the single director shall increase the number of directors to five (5) and shall simultaneously appoint five (5) directors and resign.  Thereafter, the sole stockholder, by resolution from time to time, may increase or decrease the number of directors to any number not less than three.  Members of the Board need not be residents of the State of Delaware and need not be stockholders of the Corporation.  Except as set forth in the bylaws, directors shall be elected at the annual meeting of the sole stockholder.

SECTION 3.       Place of Meetings.  Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

SECTION 4.       Annual Meeting.  The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of the sole stockholder, on the same day and at the same place where such annual meeting shall be held.  Notice of such meeting need not be given.  In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III.

SECTION 5.       Regular Meetings.  Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix.  Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these Bylaws.

SECTION 6.       Special Meetings.  Special meetings of the Board of Directors may be called by the President or at the request of one-third of the directors.

SECTION 7.       Notice of Meetings.  Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place of the meeting.  Except as otherwise required by these Bylaws, such notice need not state the purposes of such meeting.  Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to his or her residence or usual place of business, by first class mail or by overnight courier, at least five (5) days before the day on which such meeting is to be held, or shall be sent addressed to such director at such place by telegraph, cable, telex, telecopier or other similar means, or be delivered to such director personally or be given to him or her by telephone or other similar means, at least seventy-two (72) hours before the time at which such meeting is to be held and if given by telephone or other similar means, shall be followed by a confirmation in writing by telegraph, cable, telex, telecopier or similar means within twenty-four (24) hours after such telephone or other similar means, but such confirmation shall not be necessary for the validity of such notice.  Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he or she shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 8.       Quorum and Manner of Acting.  A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.  In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place.  Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat.  At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.  The directors shall act only as a Board and the individual directors shall have no power as such.

SECTION 9.      Organization.  At each meeting of the Board of Directors, a director chosen by a majority of the directors present shall act as chairman of the meeting and preside thereat.  The person appointed by the chairman shall act as secretary of the meeting and keep the minutes thereof.

SECTION 10.    Resignations.  Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the Corporation, attention: President.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 11.    Vacancies.  Any vacancy in the Board of Directors, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, shall be filled by the sole stockholder at the next annual meeting thereof or at a special meeting thereof.  Each director so elected shall hold office until his or her successor shall have been elected and qualified.

SECTION 12.     Removal of Directors.  Any director may be removed, either with or without cause, at any time, by the sole stockholder of the Corporation.

SECTION 13.    Compensation.  The Corporation shall not compensate the directors for serving as directors, nor shall it reimburse the directors for any expenses incurred in attending the meetings of the Board of Directors or any committee thereof.

SECTION 14.    Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of three or more of the directors of the Corporation.  The Board may designate one or more directors as ultimate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the sole stockholder the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the sole stockholder a dissolution of the Corporation or a revocation of a dissolution, or amending these Bylaws of the Corporation; and, unless the resolution designating it expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

SECTION 15.    Action by Consent.  Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be.

SECTION 16.    Telephonic Meeting.  Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV.

Officers

SECTION 1.       Number and Qualifications.  The officers of the Corporation shall be elected by the Board of Directors and shall include the President, one or more Vice Presidents, the Treasurer and the Secretary and such other officers and assistant officers as the Board of the Corporation may from time to time appoint, or authorize the President to appoint.

SECTION 2.       Tenure.  Officers and assistant officers of the Corporation may, but need not, also be members of the Board.  Each officer shall hold his or her office until a successor is elected and qualified or until his or her earlier death, resignation or removal in the manner specified in this Section 2 of Article IV of these Bylaws.  Any officer elected or appointed by the Board may be removed by the Board with or without cause.  In addition, however, any officer or assistant officer appointed by the President and, if the President is so authorized by the Board, any officer or assistant officer appointed by the Board of the Corporation may be removed from office by the President upon such terms as the President may specify in writing to such officer.  The removal of an officer without cause shall be without prejudice to his or her contract rights, if any.  The election or appointment of an officer shall not of itself create contract rights.  Should any vacancy occur among the officers by reason of any of the specified acts or events, the position shall be filled by appointment made by the Board or by the President, if he or she is so authorized by the Board.

SECTION 3.       Duties.  The powers and duties of the several officers shall be as provided from time to time by resolution or other directive of the Board.  In the absence of such provisions, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation.

SECTION 4.       Compensation.  Officers may be paid such reasonable compensation as the Board may from time to time authorize and direct.

ARTICLE V.

Stock Certificates and Their Transfer

SECTION 1.       Regulations.  The Board of Directors may make such rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

ARTICLE VI.

Indemnification

SECTION 1.       Indemnification.  Each person who is or was a director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted or authorized by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect.  The Corporation may, but shall not be obligated to, maintain insurance, at its expense, for the benefit of the Corporation and of any person to be indemnified.

ARTICLE VII.

General Provisions

SECTION 1.       Dividends.  Subject to the provisions of statute and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting.  Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.

SECTION 2.       Reserves.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation.  The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

SECTION 3.       Seal.  The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.

SECTION 4.       Fiscal Year.  The fiscal year of the Corporation shall end on December 31 of each year.  The fiscal year of the Corporation may hereafter be changed, by resolution of the Board of Directors.

SECTION 5.      Checks, Notes, Drafts, Etc.  All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

SECTION 6.      Execution of Contracts, Deeds, Etc.  The Board may authorize any officer, employee or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.  Such authority may be general or confined to specific instances, or otherwise limited, and if the Board so provides may be delegated by the person so authorized.

SECTION 7.       Loans.  No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board.  Such authority may be general or confined to specific instances and if the Board so provides may be delegated by the person so authorized.

ARTICLE VIII.

Amendments

These Bylaws may be amended or repealed or new bylaws adopted by the sole stockholder of the Corporation.